UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): August 3, 2009

SINO GREEN LAND CORPORATION

 (Exact name of registrant as specified in its charter)

Nevada	000-53208	54-0484915
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

6/F No.947, Qiao Xing Road, Shi Qiao Town

Pan Yu District, Guang Zhou

People's Republic of China

 (Address of Principal Executive Offices)
(Zip Code)

86-20-84890337

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

Effective August 3, 2009, Sino Green Land Corporation, a Nevada corporation (the "Company"), entered into a Common Stock and Warrant Purchase Agreement (the "Purchase Agreement"), with several investors (such investors, collectively, the "Investors"), for the issuance and sale of an aggregate of 17,462,744 shares of the Company’s common stock, 13,129,410 shares at a purchase price of $0.085 per share and 4,333,334 shares at a purchase price of $0.12 per share, for aggregate consideration of $1,636,000. In addition, the Investors shall receive warrants to purchase 13,612,120 shares of the Company’s common stock. 10,145,454 of the warrants are exercisable at $0.11 per share and 3,466,666 of the warrants are exercisable at $0.15 per share, each at any time and from time to time through August 3, 2011.

A form of the Purchase Agreement is attached hereto as Exhibit 10.1, and is incorporated into this Item 1.01 by reference.

A form of the warrant is attached hereto as Exhibit 4.1, and is incorporated into this Item 1.01 by reference.

Item 3.02.     Unregistered Sales of Equity Securities.

See Item 1.01, which is incorporated herein by reference.

Based upon certain representations made by each of the Investors, as set forth in the Purchase Agreement, the common stock and warrants issued to the Investors were issued in reliance upon an exemption provided by Regulation S promulgated under the Securities Act of 1933, as amended.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Warrant, dated as of August 3, 2009, issued by the Company to the Investors.

10.1	Form of Common Stock and Warrant Purchase Agreement, dated as of August 3, 2009, between the Company and the Investors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2009

SINO GREEN LAND CORPORATION

By: /s/ Anson Yiu Ming Fong
Name: Anson Yiu Ming Fong
Title: Chairman of the Board